Exhibit 10.2

CONSENT AND AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and dated as of May 31, 2023 and is entered into by and among PINEAPPLE ENERGY LLC (“PE LLC”), a Delaware limited liability company, for itself and on behalf of any Subsidiary, and each other Person that has delivered a Joinder Agreement pursuant to Section 7.12 or otherwise from time to time party hereto (together with PE LLC, individually or collectively, as the context may require “Borrower”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as Lender (“Lender”) and as administrative agent and collateral agent for itself and the Lender (in such capacity, “Agent”).

RECITALS

A.         PE LLC and Lender are parties to that certain Loan and Security Agreement, dated as of December 11, 2020 (as amended, modified, supplemented or restated and in effect from time to time, collectively, the “Loan Agreement”);

B.          The Loan Agreement made available to PE LLC a term loan in a principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Term Loan”) to finance the acquisition of certain assets.

C.          Pineapple Energy Inc., a Minnesota corporation, has become an affiliate of PE LLC and has agreed to join the Loan Agreement as a Borrower;

D.          The current principal balance of the Term Loan (including, for the avoidance of doubt, payment-in-kind interest incurred prior to the date of this Amendment in the amount of $375,742.55 added to principal) is $3,375,742.55.

E.           Pineapple Energy Inc. wishes to obtain senior financing from Decathlon Specialty Finance, LLC (the “Decathlon Financing”) which will be partially applied to prepay $1,500,000 of the principal amount of the Term Loan (the “Decathlon Pay-Down Amount”);

F.           Borrower has requested that the Lender and Agent consent to the Decathlon Financing and modify and amend certain terms and conditions of the Loan Agreement in connection with such senior financing; and

G.           Lender and Agent are willing to consent to the Decathlon Financing and to modify and amend certain terms and conditions of the Loan Agreement, subject to the terms and conditions contained herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, Agent and the Lender agree as follows:

1.            Capitalized Terms. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

2.            Joinder of Pineapple Energy Inc. As a condition to the effectiveness of this Amendment,

Pineapple Energy Inc. shall execute and deliver to Agent a Joinder Agreement substantially in the form of Exhibit “A” attached hereto.

3.           Consent to Decathlon Financing. Pursuant to Section 7.3 of the Loan Agreement, the Borrower may not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness except as set forth therein. In addition, Section 7.4 of the Loan Agreement prohibits the Borrower from granting liens in the Collateral except as set forth therein. Notwithstanding anything to the contrary set forth in the Loan Agreement and subject to the terms and conditions set forth herein, Agent and Lender hereby (i) consent, effective as of the date hereof, to the Decathlon Financing and the security interest created in connection therewith, provided that the principal amount thereof does not at any time exceed Seven Million Five Hundred Thousand Dollars ($7,500,000), and (ii) agree to execute and deliver to Decathlon the Decathlon Subordination Agreement.

4.           Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

a.	The following definitions set forth in Section 1.1 of the Loan Agreement are hereby deleted in their entirety and are replaced with the following:

“Term Loan Maturity Date” means June 2, 2027.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit “B.”

b.	The following definitions are hereby inserted alphabetically in Section 1.1 of the Loan Agreement:

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit “C”, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Amortization Date” means July 3, 2023.

“Decathlon Financing” means senior financing not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) in principal obtained by Borrower from Decathlon Specialty Finance, LLC on or around the Second Amendment Date.

“Decathlon Pay-Down Amount” means One Million Five Hundred Thousand Dollars ($1,500,000) to be applied to the Term Loan from the proceeds of the Decathlon Financing concurrently with the closing thereof on the Second Amendment Date.

“Decathlon Subordination Agreement” means that certain subordination agreement substantially in the form of Exhibit “D” attached hereto

“Second Amendment Date” means May 30, 2023.

“Term Loan Interest Rate” means for any day a per annum rate of interest equal to ten percent (10.0%).

c.	The definition of “Term Loan PIK Interest Rate” set forth in Section 1.1 of the

Loan Agreement is hereby deleted in its entirety.

d.	Section 2.1(b) shall be amended and restated as follows:

2.1(b)       Term Loan Interest Rate. The principal balance (for the avoidance of doubt, immediately following application of the Decathlon Pay-Down Amount, but including, for the avoidance of doubt, payment-in-kind interest incurred prior to the Amortization Date in the amount of $375,742.55 added to principal) of $1,875,742.55 shall bear interest thereon from the Second Amendment Date at the Term Loan Interest Rate based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed.

e.	Section 2.1(c) shall be amended and restated as follows:

2.1(c)       Payment. Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter (each such date, a “Payment Date”) until the Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) are repaid. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately preceding Business Day. Agent or Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders in connection with Section 11.12; provided that, with respect to clause (ii) above, Agent and Lenders will endeavor to notify Borrower of each such debit entry; provided, further, that, with respect to clause (i) above, in the event that Lenders or Agent informs Borrower that Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to Lenders, such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, with respect to clause (i) above, if Lenders or Agent informs Borrower that Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Lenders or Agent informs Borrower that Lenders will not initiate a debit entry to Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lenders, Borrower shall pay to Lenders such amount in full in immediately available funds within three (3) Business Days.

f.	Section 2.1(g) shall be amended and restated as follows:

2.1(g)       Notwithstanding anything contained herein to the contrary, Borrower shall prepay all of the outstanding Term Loan by paying the entire principal balance (or such portion thereof), plus all accrued and unpaid interest thereon, if CSI, Borrower or any of their respective Subsidiaries closes on one or more sales of equity (or another form of equity financing), other than any transaction pursuant to the PIPE Agreement or any sales governed by the CVR Agreement (an “Equity Transaction”), that cumulatively generates gross proceeds of at least $15,000,000, in the aggregate. Such prepayment shall occur simultaneously with the closing of the sale of such Equity Transaction.

g.	Section 7.11 shall be amended and restated as follows:

7.11 Deposit Accounts. No Deposit Accounts shall be maintained, opened or established in the name of Borrower or any Subsidiary unless Agent shall have entered into an Account Control Agreement as to such Deposit Accounts.

h.	Section 7.19 shall be amended and restated as follows:

7.19       Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a)       As soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by Borrower’s Chief Executive Officer or Chief Financial Officer to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b)       Within forty-five (45) days after the end of each fiscal quarter, unaudited profit and loss statements and a balance sheet of Borrower and its Subsidiaries;

(c)       As soon as practicable (and in any event within one hundred twenty (120) days after the end of each fiscal year), a financial statement of Borrower for the prior fiscal year, audited financial statements as of the end of such year (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d)       As soon as practicable (and in any event within thirty (30) days) after the end of each month, a Compliance Certificate; and

(e)       Such reasonable additional financial information requested by Agent within a reasonable period of time, but not to exceed ten (10) Business Days.

5.           Effective Date of Amendment. This Amendment shall be effective as of the Second Amendment Date.

6.           Delivery of Account Control Agreement. Within thirty (30) days of the Second Amendment Date, Borrower shall deliver to Agent fully executed Account Control Agreement(s) in form and substance satisfactory to Agent and Lenders with respect to each Deposit Account maintained by any Borrower in accordance with Section 7.11.

7.           Borrower’s Representations and Warranties. Borrower represents and warrants that:

(a)          Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

(b)          Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

(c)          The articles of organization, limited liability company agreement or certificate of incorporation (applicable), bylaws or operating agreement (as applicable) and other organizational documents of Borrower delivered to Lender on the Closing Date or any other date prior to the Second Amendment Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

(d)          The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

(e)          This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

(f)           As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

8.           Integration. This Amendment and the Loan Agreement represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of the Loan Agreement merge into this Amendment and the Loan Agreement.

9.           Prior Agreement. The Loan Agreement is hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Agreement. In the event of any conflict or inconsistency between this Amendment and the Loan

Agreement, the terms of this Amendment shall be controlling, but the Loan Agreement shall not otherwise be affected or the rights therein impaired. The amendments in Section 3 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term of the Loan Agreement, or (b) otherwise prejudice any right or remedy which Lender or Agent may now have, or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein.

10.         Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

11.         Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

(a)          Amendments. Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender.

(b)          Receipt of Decathlon Pay-Down Amount. Agent on behalf of Lender shall have received the Decathlon Pay-Down Amount.

(c)          Payment of Lender Expenses. Borrower shall have paid all of Agent’s and Lender’s professional fees pursuant to Section 11.12 (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

(d)          Pineapple Energy Inc. Joinder Agreement. Agent shall have received the duly executed Joinder Agreement of Pineapple Energy Inc. substantially in the form of Exhibit “A.”

(e)          Decathlon Subordination Agreement. Agent shall have received the duly executed Subordination Agreement.

(f)           ACH Debit Authorization. Agent shall have received a duly executed ACH Debit Authorization.

(g)          Perfection Certificate. Agent shall have received the duly executed Perfection Certificate in the form of Exhibit “E” from each Borrower.

12.         Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

13.         Binding Effect. This Amendment shall inure to the benefit of the and be binding on the Borrower and its permitted assigns (if any).

(SIGNATURES TO FOLLOW)

IN WITNESS WHEREOF, Borrower, Lender and Agent have duly executed and delivered this Consent and Amendment to Loan and Security Agreement as of the day and year first above written.

BORROWER:

PINEAPPLE ENERGY LLC,
a Delaware limited liability company

Signature: /s/ Kyle Udseth
Print Name: Kyle Udseth
Title: Chief Executive Officer

PINEAPPLE ENERGY INC.,
a Minnesota corporation

Signature: /s/ Kyle Udseth
Print Name: Kyle Udseth
Title: Chief Executive Officer

Accepted in Palo Alto, California:

AGENT:

HERCULES CAPITAL, INC.

Signature: /s/ Zhuo Huang
Print Name: Zhuo Huang
Title: Associate General Counsel

LENDER:

HERCULES CAPITAL, INC.

Signature: /s/ Zhuo Huang
Print Name: Zhuo Huang
Title: Associate General Counsel

EXHIBIT “A”

FORM OF JOINDER AGREEMENT

This Joinder Agreement (the “Joinder Agreement”) is made and dated as of May [__], 2023, and is entered into by and between PINEAPPLE ENERGY INC., a Minnesota corporation (“Company”), and HERCULES CAPITAL, INC., a Maryland corporation (as “Agent”).

RECITALS

A.          Company’s affiliate, Pineapple Energy LLC a Delaware limited liability company (“Existing Borrower”) has entered into that certain Loan and Security Agreement dated as of December 11, 2020, with the several banks and other financial institutions or entities from time to time party thereto as lender (collectively, “Lenders”), each other Borrower that is party thereto, and Agent, (as may be amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), together with the other agreements executed and delivered in connection therewith; and

B.           Company acknowledges and agrees that it will benefit both directly and indirectly from Existing Borrower’s execution of the Loan Agreement and the other agreements executed and delivered in connection therewith.

AGREEMENT

NOW THEREFORE, Company and Agent agree as follows:

1.	The recitals set forth above are incorporated into and made part of this Joinder Agreement. Capitalized terms not defined herein shall have the meaning provided in the Loan Agreement.

2.	By signing this Joinder Agreement, Company shall be bound by the terms and conditions of the Loan Agreement the same as if it were Borrower (as defined in the Loan Agreement) under the Loan Agreement, mutatis mutandis, provided however, that (a) with respect to (i) Section 5.1 of the Loan Agreement, Company represents that it is an entity duly organized, legally existing and in good standing under the laws of Minnesota, (b) neither Agent nor Lenders shall have any duties, responsibilities or obligations to Company arising under or related to the Loan Agreement or the other Loan Documents, (c) that if Company is covered by Existing Borrower’s insurance, Company shall not be required to maintain separate insurance or comply with the provisions of Sections 6.1 and 6.2 of the Loan Agreement, and (d) that as long as Existing Borrower satisfies the requirements of Section 7.19 of the Loan Agreement, Company shall not have to provide Agent separate Financial Statements. To the extent that Agent or Lenders has any duties, responsibilities or obligations arising under or related to the Loan Agreement or the other Loan Documents, those duties, responsibilities or obligations shall flow only to Existing Borrower and not to Company or any other Person or entity. By way of example (and not an exclusive list): (i) Agent’s providing notice to Existing Borrower in accordance with the Loan Agreement or as otherwise agreed among Existing Borrower, Agent and Lenders shall be deemed provided to Company; (ii) Lenders’ providing an Advance to Existing Borrower shall be deemed an Advance to Company; and (iii) Company shall have no right to request an Advance or make any other demand on Lenders.

3.	Company acknowledges that it benefits, both directly and indirectly, from the Loan Agreement, and hereby waives, for itself and on behalf on any and all successors in interest (including without limitation any assignee for the benefit of creditors, receiver, bankruptcy trustee or itself as debtor-in-possession under any bankruptcy proceeding) to the fullest extent provided by law, any and all claims, rights or defenses to the enforcement of this Joinder Agreement on the basis that (a) it failed to receive adequate consideration for the execution and delivery of this Joinder Agreement or (b) its obligations under this Joinder Agreement are avoidable as a fraudulent conveyance.

4.	As security for the prompt, complete and indefeasible payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, Company grants to Agent a security interest in all of Company’s right, title, and interest in and to the Collateral.

5.	This Joinder Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE TO JOINDER AGREEMENT]

COMPANY:

PINEAPPLE ENERGY INC.

By:____________________________________
Name: Kyle Udseth
Title: Chief Executive Officer

Address:
Pineapple Energy Inc.
100900 Red Circle Drive
Minnetonka, MN 55343
email: ______________
Telephone: __________

AGENT:

HERCULES CAPITAL, INC.

By:____________________________________
Name:__________________________________
Title: ___________________________________

Address:
400 Hamilton Ave., Suite 310
Palo Alto, CA 94301
email: legal@htgc.com
Telephone: 650-289-3060

EXHIBIT “b”

COMPLIANCE CERTIFICATE

Hercules Capital, Inc. (as “Agent”)
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Reference is made to that certain Loan and Security Agreement dated December 11, 2020 and the Loan Documents (as defined therein) entered into in connection with such Loan and Security Agreement all as may be amended from time to time (hereinafter referred to collectively as the “Loan Agreement”) by and among Hercules Capital, Inc. (“Agent”), the several banks and other financial institutions or entities from time to time party thereto (collectively, “Lender”) and Pineapple Energy LLC and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party to the Loan Agreement (together with Pineapple Energy Inc., individually or collectively, as the context may require, “Borrower”). All capitalized terms not defined herein shall have the same meaning as defined in the Loan Agreement.

The undersigned is an Officer of Borrower, knowledgeable of all Borrower financial matters, and is authorized, on behalf of Borrower, to provide certification of information regarding Borrower; hereby certifies, on behalf of Borrower, that in accordance with the terms and conditions of the Loan Agreement, Borrower is in compliance for the period ending ___________ of all covenants, conditions and terms and hereby reaffirms that all representations and warranties contained therein are true and correct on and as of the date of this Compliance Certificate with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, after giving effect in all cases to any standard(s) of materiality contained in the Loan Agreement as to such representations and warranties. Attached are the required documents supporting the above certification. The undersigned further certifies that no Default exists as of the date hereof. The undersigned further certifies that any financial materials delivered with this Compliance Certificate are prepared in accordance with GAAP (except for the absence of footnotes with respect to unaudited financial statement and subject to normal year-end adjustments) and are consistent from one period to the next except as explained below.

REPORTING REQUIREMENT	REQUIRED	CHECK IF ATTACHED
Interim Financial Statements	Monthly within 30 days
Interim Financial Statements	Quarterly within 45 days
Annual Financial Statements	FYE within 120 days

ACCOUNTS OF BORROWER AND ITS SUBSIDIARIES AND AFFILIATES

The undersigned hereby also confirms, on behalf of Borrower, that the below disclosed accounts represent all depository accounts and securities accounts presently open in the name of each Borrower or Borrower’s Subsidiary/Affiliate, as applicable.

Each new account that has been opened since delivery of the previous Compliance Certificate is designated below with a “*”.

		Depository AC #	Financial Institution	Account Type (Depository / Securities)	Last Month Ending Account Balance	Purpose of Account
BORROWER Name/Address:
1
2
3
4
5
6
7

SUBSIDIARY Name/Address
1
2
3
4
5
6
7

ADDITIONAL DISCLOSURES

1.	MATERIAL CONTINGENCIES: The undersigned hereby also confirms that a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, as certified by Borrower’s chief executive officer or chief financial officer, is attached hereto as Annex I.[1]

2.	INSURANCE POLICIES OF BORROWER AND ITS SUBSIDIARIES

●	[The undersigned hereby also confirms that since delivery of the previous Compliance Certificate, neither Borrower nor any of its Subsidiaries has entered into or amended any insurance policy required pursuant to Section 6.1 of the Loan Agreement.][2]

●	[Since delivery of the previous Compliance Certificate, Borrower and/or one or more of its Subsidiaries have entered into new, or amended existing, insurance policies required pursuant to Section 6.1 of the Loan Agreement. Attached hereto are copies of such new or amended insurance policies and updated insurance certificates with respect to such policies, as required to be delivered pursuant to Section 6.2 of the Loan Agreement.][3]

1 Include in Compliance Certificates.

2 Include if neither Borrower nor any of its Subsidiaries has entered into or amended any insurance policies since delivery of the previous Compliance Certificate.

3 Include if Borrower or any of its Subsidiaries has entered into or amended any insurance policies since delivery of the previous Compliance Certificate.

3.	[INTELLECTUAL PROPERTY]

●	[The following claim(s) have been made to a Loan Party that material part(s) of the Intellectual Property violates the rights of a third party: [ ]][4]

4.	ORGANIZATIONAL STATUS

●	[Each Loan Party’s present name, former names (if any), locations, place of formation, tax identification number, organizational identification number and other information are attached hereto.][5]

Very Truly Yours,

PINEAPPLE ENERGY LLC

By:

Name:

Its:

PINEAPPLE ENERGY INC.

By:

Name:

Its:

4 Include if any claim(s) have been made to any Loan Party that any material part of the Intellectual Property violates the rights of any third party.

5 Attach updated Exhibit B if updates to organizational status are needed pursuant to Section 5.1 of the Loan Agreement.

EXHIBIT “C”

ACH DEBIT AUTHORIZATION AGREEMENT

Hercules Capital, Inc.
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301

Re: Loan and Security Agreement dated December 11, 202 (the “Agreement”) by and among Pineapple Energy LLC, a Delaware limited liability company (“Company”), its affiliate, Pineapple Energy Inc., a Minnesota corporation (“Affiliate”) and each other Person that has delivered a Joinder Agreement from time to time party to the Agreement (together with Company and Affiliate, individually or collectively, as the context may require, “Borrower”), Hercules Capital, Inc., as administrative agent and collateral agent (“Agent”) and the lenders party thereto (collectively, the “Lenders”)

In connection with the above referenced Agreement, Borrower hereby authorizes Agent or Lenders to initiate debit entries for (i) the periodic payments due under the Agreement and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders pursuant to Section 11.12 of the Agreement to Borrower’s account indicated below. Borrower authorizes the depository institution named below to debit to such account.

[IF FILED PUBLICLY, ACCOUNT INFO REDACTED FOR SECURITY PURPOSES]

Depository Name	Branch
City	State and Zip Code
Transit/ABA Number	Account Number

This authority will remain in full force and effect so long as any amounts are due under the Agreement.

PINEAPPLE ENERGY LLC

(Company, on behalf of each Borrower)

By: _________________________________________

Name: _________________________________________

Date: ________________________________________

EXHIBIT “D”

decathlon subordination AGREEMENT

EXHIBIT “E”

FORM OF PERFECTION CERTIFICATE